Exhibit 4.2

REGISTRATION RIGHTS AGREEMENT

between

Patterson-UTI Energy, Inc.

and

THE SELLERS PARTY HERETO

Dated as of October 6, 2017

i

REGISTRATION RIGHTS AGREEMENT

REGISTRATION RIGHTS AGREEMENT, dated as of October 6, 2017 (this “Agreement”), among Patterson-UTI Energy, Inc., a Delaware corporation (the “Company”), and the Persons identified on Schedule A hereto (each, a “Seller” and, collectively, the “Sellers”).

WHEREAS, the Company and the Sellers are parties to a Securities Purchase Agreement, dated as of September 4, 2017 (the “Purchase Agreement”), pursuant to which the Sellers are selling to the Company, and the Company is purchasing from the Sellers, 100% of the issued and outstanding limited liability company interests in Multi-Shot, LLC, a Texas limited liability company (the “Sale”);

WHEREAS, in accordance with Section 2.2 of the Purchase Agreement, as consideration for and at the closing of the Sale, the Company is (i) issuing 7,541,478 shares of Common Stock to the Sellers and (ii) depositing 1,256,913 shares of Common Stock with Continental Stock Transfer & Trust Company (the “Escrow Agent”) to be held and distributed by the Escrow Agent in accordance with the terms of the Escrow Agreement (all such shares that are distributed to the Sellers in accordance with the Escrow Agreement, together with the shares of Common Stock described in the foregoing clause (i), the “Shares”);

WHEREAS, the Company has agreed to provide the registration and other rights set forth in this Agreement for the benefit of the Sellers pursuant to the Purchase Agreement; and

WHEREAS, it is a condition to the obligations of the Company and the Sellers under the Purchase Agreement that this Agreement be executed and delivered;

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each party hereto, the parties hereby agree as follows:

Article I
DEFINITIONS

Section 1.1Definitions.  The terms set forth below are used herein as so defined:

“Affiliate” means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person.

“Agreement” has the meaning specified therefor in the introductory paragraph.

“Automatic Shelf Registration Statement” means an “automatic shelf registration statement” as defined in Rule 405 promulgated under the Securities Act.

“Business Day” means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by Law to be closed in The City of New York.

“Closing” has the meaning specified in the Purchase Agreement.

“Closing Date” has the meaning specified in the Purchase Agreement.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the common stock, par value $0.01 per share, of the Company.

“Company” has the meaning specified therefor in the introductory paragraph of this Agreement.

“Effective Date” means the date of effectiveness of a Shelf Registration Statement filed pursuant to Section 2.1(a).

“Effectiveness Period” has the meaning specified therefor in Section 2.1(a).

“Escrow Agent” has the meaning specified therefor in the Recitals of this Agreement.

“Escrow Agreement” has the meaning specified in the Purchase Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.

“Filing Date” has the meaning specified therefore in Section 2.1(a).

“Governmental Authority” has the meaning set forth in the Purchase Agreement.

“Holder” means the record holder of any Registrable Securities.

“Incentive Plan Assignee” has the meaning specified therefore in Section 2.8.

“Included Registrable Securities” has the meaning specified therefor in Section 2.2(a).

“Law” has the meaning set forth in the Purchase Agreement.

“Liquidated Damages” has the meaning specified therefor in Section 2.1(c).

“Liquidated Damages Multiplier” has the meaning specified therefor in Section 2.1(c).

“Losses” has the meaning specified therefor in Section 2.7(a).

“Managing Underwriter” means, with respect to any Underwritten Offering, the book running lead manager of such Underwritten Offering.

“NASDAQ” means the NASDAQ Global Select Market.

“Other Holder” has the meaning specified in Section 2.2(b).

“Person” means any individual, corporation, partnership, limited liability company, limited liability partnership, syndicate, person, trust, association, organization or other entity, including any Governmental Authority, and including any successor, by merger or otherwise, of any of the foregoing.

“Piggyback Opt-Out Notice” has the meaning specified therefor in Section 2.2(a).

“Piggyback Registration” has the meaning specified therefor in Section 2.2(a).

“Purchase Agreement” has the meaning specified therefor in the Recitals of this Agreement.

“Purchased Share Price” means $19.89 per share.

“Registrable Securities” means (a) the Shares and (b) any shares of Common Stock issued or issuable with respect to the Shares by way of a stock dividend or stock split or in exchange for or upon conversion of such shares or otherwise in connection with a combination of shares, distribution, recapitalization, merger, consolidation, other reorganization or other similar event with respect to the Common Stock (it being understood that, for purposes of this Agreement, a Person shall be deemed to be a Holder whenever such Person has the right to then acquire or obtain from the Company any Registrable Securities, whether or not such acquisition has actually been effected).

“Registration Expenses” has the meaning specified therefor in Section 2.6(a).

“Resale Opt-Out Notice” has the meaning specified therefor in Section 2.1(b).

“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.

“Seller” or “Sellers” has the meaning set forth in the introductory paragraph of this Agreement.

“Selling Expenses” has the meaning specified therefor in Section 2.6(a).

“Selling Holder” means a Holder who is selling Registrable Securities pursuant to a registration statement.

“Shares” has the meaning specified therefor in the Recitals of this Agreement.

“Shelf Registration Statement” means a registration statement under the Securities Act to permit the public resale of the Registrable Securities from time to time as permitted by Rule 415 of the Securities Act (or any similar provision then in force under the Securities Act).

“Specified Holder” means any Holder that is not an Incentive Plan Assignee.

“Target Effective Date” has the meaning specified therefor in Section 2.1(c).

“Underwritten Offering” means an offering (including an offering pursuant to a Shelf Registration Statement) in which Common Stock is sold to an underwriter on a firm commitment basis for reoffering to the public or an offering that is a “bought deal” with one or more investment banks. For the avoidance of doubt, any offering or sale of Common Stock by the Company pursuant to an “at-the-market” offering as defined in Rule 415(a)(4) of the Securities Act shall not be considered an Underwritten Offering hereunder.

“WKSI” means a well-known seasoned issuer (as defined in the rules and regulations of the Commission).

Section 1.2Registrable Securities.  Any Registrable Security will cease to be a Registrable Security at the earliest of the following: (a) when a registration statement covering such Registrable Security has been declared effective by the Commission and such Registrable Security has been sold or disposed of pursuant to such effective registration statement; (b) when such Registrable Security has been disposed of pursuant to any section of Rule 144 (or any similar provision then in force) under the Securities Act; (c) when such Registrable Security is held by the Company or one of its subsidiaries; (d) when such Registrable Security has been sold in a private transaction in which the transferor’s rights under this Agreement are not assigned to the transferee of such securities; and (e) as to Registrable Securities beneficially owned by a Holder, the date on which all Registrable Securities beneficially owned by such Holder may be sold in a single sale pursuant to any section of Rule 144 under the Securities Act (or any similar provision then in force under the Securities Act) without any restriction or other requirement that must be satisfied by such Holder or the Company.

Article II
REGISTRATION RIGHTS

Section 2.1Shelf Registration.

(a)Shelf Registration.  As soon as practicable following the Closing, but in no event more than 30 days following the Closing Date, the Company shall use its commercially reasonable efforts to prepare and file a Shelf Registration Statement under the Securities Act covering the Registrable Securities.  The Company shall use its commercially reasonable efforts to cause such Shelf Registration Statement to become effective as promptly as practicable after the date of filing of such Shelf Registration Statement (the “Filing Date”).  The Company will use its commercially reasonable efforts to cause such Shelf Registration Statement filed pursuant to this Section 2.1(a) to be continuously effective under the Securities Act until the earliest of (i) all Registrable Securities covered by the Shelf Registration Statement have been distributed in the manner set forth and as contemplated in such Shelf Registration Statement, (ii) there are no longer any Registrable Securities outstanding or (iii) three years from the Effective Date (the “Effectiveness Period”).  A Shelf Registration Statement filed pursuant to this Section 2.1(a) shall be on such appropriate registration form of the Commission as shall be selected by the Company; provided, however, that if the Company is a WKSI at the time a Shelf Registration Statement is required to be filed hereunder, such Shelf Registration Statement shall be filed as an Automatic Shelf Registration Statement.  A Shelf Registration Statement when declared effective (including the documents incorporated therein by reference) will comply as to form in all material respects with all applicable requirements of the Securities Act and the Exchange Act and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (and, in the case of any prospectus contained in such Shelf Registration Statement, in the light of the circumstances under which a statement is made).  As soon as practicable following the date that a Shelf Registration Statement filed pursuant to this Section 2.1(a) becomes effective, but in any event within five Business Days of such date, the Company shall provide the Holders with written notice of the effectiveness of a Shelf Registration Statement; provided that no such notice shall be required if such Shelf Registration Statement is an Automatic Shelf Registration Statement.

(b)Resale Registration Opt-Out.  Any Holder may deliver advance written notice (a “Resale Opt-Out Notice”) to the Company requesting that such Holder not be included in a Shelf Registration Statement filed pursuant to Section 2.1(a).  Following receipt of a Resale Opt-Out Notice from a Holder, the Company shall not be required to include the Registrable Securities of such Holder in such Shelf Registration Statement.

(c)Failure to Become Effective.  If a Shelf Registration Statement required by Section 2.1(a) does not become or is not declared effective within 120 days after the Filing Date (the “Target Effective Date”), then the Holders shall be entitled to a payment (with respect to each of the Holder’s Registrable Securities which are included in such Shelf Registration Statement), as liquidated damages and not as a penalty, (i) for each non-overlapping 30-day period for the first 60 days following the Target Effective Date, an amount equal to (A) 0.25% times (B) the product of (x) the Purchased Share Price times (y) the number of Registrable Securities, then held by such Holder and included on such Shelf Registration Statement (such product of (x) and (y) being the “Liquidated Damages Multiplier”), and (ii) for each non-overlapping 30-day period beginning on the 61st day following the Target Effective Date, with such payment amount increasing by an additional amount equal to 0.25% times the Liquidated Damages Multiplier per non-overlapping 30-day period for each subsequent 60 days (i.e., 0.5% for 61-120 days, 0.75% for 121-180 days, and 1.0% thereafter) up to a maximum amount equal to 1.0% times the Liquidated Damages Multiplier per non-overlapping 30-day period (the “Liquidated Damages”), until such time as the Shelf Registration Statement is declared effective or there are no longer any Registrable Securities outstanding.  The Liquidated Damages shall accrue on a daily basis and be paid to the Sellers in cash within ten Business Days of the end of such 30-day period.  Any Liquidated Damages shall be paid to the Sellers in immediately available funds.  For the avoidance of doubt, nothing in this Section 2.1(c) shall relieve the Company from its obligations under Section 2.1(a).

(d)Waiver of Liquidated Damages.  If the Company is unable to cause a Shelf Registration Statement to become effective by the Target Effective Date as a result of an acquisition, merger, reorganization, disposition or other similar transaction, then the Company may request a waiver of the Liquidated Damages, which may be granted by the consent of the majority of Holders that have been included on such Shelf Registration Statement, in their sole discretion, and which such waiver shall apply to all the Holders included on such Shelf Registration Statement.

(e)Delay Rights.  Notwithstanding anything to the contrary contained herein, the Company may delay the filing of a Shelf Registration Statement required by Section 2.1(a) and may, upon written notice to any Selling Holder whose Registrable Securities are included in the Shelf Registration Statement, suspend such Selling Holder’s use of any prospectus which is a part of the Shelf Registration Statement (in which event the Selling Holder shall discontinue sales of the Registrable Securities pursuant to the Shelf Registration Statement) if (i) the Company is pursuing an acquisition, merger, reorganization, disposition or other similar transaction and the Company determines in good faith that the Company’s ability to pursue or consummate such a transaction would be materially and adversely affected by any required disclosure of such transaction in the Shelf Registration Statement or (ii) the Company has experienced some other material non-public event the disclosure of which at such time, in the good faith judgment of the Company, would materially and adversely affect the Company; provided, however, that in no event shall the Selling Holders be suspended from selling Registrable Securities pursuant to the Shelf Registration Statement for a period that exceeds an aggregate of 60 days in any 180 day period.  Upon disclosure of such information or the termination of the condition described above, the Company shall provide prompt notice to the Selling Holders whose Registrable Securities are included in the Shelf Registration Statement, and shall promptly terminate any suspension of sales it has put into effect and shall take such other actions necessary or appropriate to permit registered sales of Registrable Securities as contemplated in this Agreement.

Section 2.2Piggyback Registration.

(a)Participation.  If the Company proposes to file (A) a registration statement under the Securities Act providing for the public offering of Common Stock, for its own account or for the account of a selling stockholder, for sale to the public in an Underwritten Offering, excluding a registration statement on Form S-4 or Form S-8 promulgated under the Securities Act (or any successor forms thereto), a registration statement for the sale of Common Stock issued upon conversion of debt securities or any other form not available for registering the Registrable Securities for sale to the public, or (B) a prospectus supplement to an effective Shelf Registration Statement, so long as the Company is a WKSI at such time or, whether or not the Company is a WKSI, so long as the Registrable Securities were previously included in the underlying Shelf Registration Statement, then, in each case with respect to an Underwritten Offering of Common Stock, the Company will notify each Specified Holder of the proposed filing and afford each Specified Holder an opportunity to include in such Underwritten Offering all or any part of the Registrable Securities then held by such Specified Holder (the “Included Registrable Securities”) that may properly be offered on such registration statement (a “Piggyback Registration”).  Each Specified Holder of Registrable Securities agrees that the fact that such a notice has been delivered shall constitute confidential information and such Specified Holder agrees not to disclose that such notice has been delivered or effect any public sale or distribution of Common Stock until the earlier of (i) the date that the applicable registration statement or prospectus supplement has been filed with the Commission and (ii) 20 days after the date of such notice.  Each Specified Holder desiring to include in such Piggyback Registration all or part of such Registrable Securities held by such Specified Holder that may be included in such Piggyback Registration shall, within three Business Days after receipt of the above-described notice from the Company in the case of a filing of a registration statement and within two Business Days after the day of receipt of the above-described notice from the Company in the case of a filing of a prospectus supplement to an effective Shelf Registration Statement with respect to a Piggyback Registration, so notify the Company in writing, and in such notice shall inform the Company of the number of shares of Registrable Securities such Specified Holder wishes to include in such Piggyback Registration and provide the Company with such information with respect to such Specified Holder as shall be reasonably necessary in order to assure compliance with federal and applicable state securities Laws.  If no request for inclusion from a Specified Holder is received within the time period specified in this Section 2.2(a), such Specified Holder shall have no further right to participate in such Piggyback Registration.  For the avoidance of doubt, the Company shall not be required to register any Registrable Securities upon the request of any Specified Holder pursuant to a Piggyback Registration, or to permit the related prospectus or prospectus supplement to be used, in connection with any offering or transfer of Registrable Securities by a Specified Holder other than pursuant to an Underwritten Offering. If, at any time after giving written notice of its intention to undertake an Underwritten Offering and prior to the closing of such Underwritten Offering, the Company shall determine for any reason not to undertake or to delay such Underwritten Offering, the Company may, at its election, give written notice of such determination to the Selling Holders and (x) in the case of a determination not to undertake such Underwritten Offering, shall be relieved of its obligation to sell any Included Registrable Securities in connection with such terminated Underwritten Offering, and (y) in the case of a determination to delay such Underwritten Offering, shall be permitted to delay offering any Included Registrable Securities for the same period as the delay in the Underwritten Offering.  Any Specified Holder may deliver written notice (a “Piggyback Opt-Out Notice”) to the Company requesting that such Specified Holder not receive notice from the Company of any proposed Underwritten Offering; provided, however, that such Specified Holder may later revoke any such Piggyback Opt-Out Notice in writing.  Following receipt of a Piggyback Opt-Out Notice from a Specified Holder (unless subsequently revoked), the Company shall not be required to deliver any notice to such Specified Holder pursuant to this Section 2.2(a) and such Specified Holder shall no longer be entitled to participate in Underwritten Offerings by the Company pursuant to this Section 2.2(a). For the avoidance of doubt, no Incentive Right Assignee shall have any right to participate in any Piggyback Registration pursuant to, and no Incentive Right Assignee shall be a Selling Holder for purposes of, this Section 2.2.

(b)Priority of Piggyback Registration.  If the Managing Underwriter or Underwriters of any proposed Underwritten Offering of shares of Common Stock included in a Piggyback Registration advise the Company that the total shares of Common Stock which the Selling Holders and any other Persons intend to include in such offering exceeds the number which can be sold in such offering without being likely to have an adverse effect on the price, timing or distribution of Common Stock offered or the market for the Common Stock, then the Common Stock to be included in such Underwritten Offering shall include the number of shares of Common Stock that such Managing Underwriter or Underwriters advise the Company can be sold without having such adverse effect, with such number to be allocated (i) first, to the Company and (ii) second, pro rata among the Selling Holders and any other Persons who have been or are granted registration rights on or after the date of this Agreement (the “Other Holders”) who have requested participation in the Piggyback Registration (based, for each such Selling Holder or Other Holder, on the percentage derived by dividing (A) the number of shares of Common Stock proposed to be sold by such Selling Holder or such Other Holder in such offering; by (B) the aggregate number of shares of Common Stock proposed to be sold by all Selling Holders and all Other Holders in the Piggyback Registration).

(c)General Procedures.  In connection with any Underwritten Offering, the Company shall be entitled to select the Managing Underwriter or Underwriters.  In connection with an Underwritten Offering contemplated by this Agreement in which a Selling Holder participates, each Selling Holder shall be obligated to enter into an underwriting agreement with the Managing Underwriter or Underwriters which contains such representations, covenants, indemnities and other rights and obligations as are customary in underwriting agreements for firm commitment offerings of equity securities.  No Selling Holder may participate in such Underwritten Offering unless such Selling Holder agrees to sell its Registrable Securities on the basis provided in such underwriting agreement and completes and executes all questionnaires, powers of attorney, indemnities and other documents reasonably required under the terms of such underwriting agreement.  No Selling Holder shall be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such Selling Holder and its ownership of the securities being registered on its behalf and its intended method of distribution and any other representation required by Law.  If any Selling Holder disapproves of the terms of an Underwritten Offering, such Selling Holder may elect to withdraw therefrom by notice to the Company and the Managing Underwriter; provided, however, that such withdrawal must be made at least one Business Day prior to the time of pricing of such Underwritten Offering to be effective.  No such withdrawal or abandonment shall affect the Company’s obligation to pay Registration Expenses.

Section 2.3Sale Procedures.  In connection with its obligations under this Article II, the Company will, as promptly as practicable:

(a)subject to Section 2.1(e), prepare and file with the Commission such amendments and supplements to the Shelf Registration Statement and the prospectus used in connection therewith as may be necessary to keep a Shelf Registration Statement effective for the Effectiveness Period and as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by a Shelf Registration Statement;

(b)furnish to each Selling Holder (i) as far in advance as reasonably practicable before filing a Shelf Registration Statement or any other registration statement contemplated by this Agreement or any supplement or amendment thereto (other than any amendment or supplement resulting from the filing of a document incorporated by reference therein), upon request, copies of reasonably complete drafts of all such documents proposed to be filed (excluding exhibits and any document incorporated by reference therein), and provide each such Selling Holder the opportunity to object to any information pertaining to such Selling Holder and its plan of distribution that is contained therein and make the corrections reasonably requested by such Selling Holder with respect to such information prior to filing such Shelf Registration Statement or such other registration statement and the prospectus included therein or any such supplement or amendment thereto, and (ii) such number of copies of such Shelf Registration Statement or such other registration statement and the prospectus included therein and any such supplements and amendments thereto as such Persons may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities covered by such Shelf Registration Statement or any other registration statement;

(c)if applicable, use its commercially reasonable efforts to register or qualify the Registrable Securities covered by a Shelf Registration Statement or any other registration statement contemplated by this Agreement under the securities or blue sky laws of such jurisdictions as the Selling Holders shall reasonably request, provided that the Company will not be required to qualify generally to transact business in any jurisdiction where it is not then required to so qualify or to take any action which would subject it to general service of process in any such jurisdiction where it is not then so subject;

(d)promptly notify each Selling Holder, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of (i) the filing of a Shelf Registration Statement or any other registration statement contemplated by this Agreement or any prospectus included therein or any amendment or supplement thereto (other than any amendment or supplement resulting from the filing of a document incorporated by reference therein), and, with respect to such Shelf Registration Statement or any other registration statement or any post-effective amendment thereto, in each case other than an Automatic Shelf Registration Statement, when the same has become effective; and (ii) the receipt of any written comments from the Commission with respect to any filing referred to in clause (i) and any written request by the Commission for amendments or supplements to such Shelf Registration Statement or any other registration statement or any prospectus or prospectus supplement thereto;

(e)immediately notify each Selling Holder, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of (i) the happening of any event as a result of which the prospectus contained in a Shelf Registration Statement or any other registration statement contemplated by this Agreement or any supplemental amendment thereto, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; (ii) the issuance or threat of issuance by the Commission of any stop order suspending the effectiveness of such Shelf Registration Statement or any other registration statement contemplated by this Agreement, or the initiation of any proceedings for that purpose; or (iii) the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the applicable securities or blue sky laws of any jurisdiction.  Following the provision of such notice but subject to Section 2.1(e), the Company agrees to as promptly as practicable amend or supplement the prospectus or prospectus supplement or take other appropriate action so that the prospectus or prospectus supplement does not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and to take such other action as is necessary to remove a stop order, suspension, threat thereof or proceedings related thereto;

(f)otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least 12 months, but not more than 18 months, beginning with the first full calendar month after the Effective Date of such registration statement, which earnings statement shall satisfy the provisions of Section l1(a) of the Securities Act and Rule 158 promulgated thereunder;

(g)make available to the appropriate representatives of the Selling Holders access to such information and the Company personnel as is reasonable and customary to enable such parties and their representatives to establish a due diligence defense under the Securities Act; provided that the Company need not disclose any non-public information to any such representative unless and until the Selling Holders and such representatives have entered into a confidentiality agreement with the Company;

(h)use all commercially reasonable efforts to procure customary legal opinions and auditor “comfort” letters in connection with the sale of Registrable Securities by any Selling Holder utilizing the Shelf Registration Statement;

(i)cause all such Registrable Securities registered pursuant to this Agreement to be listed on each securities exchange or nationally recognized quotation system on which similar securities issued by the Company are then listed;

(j)use its commercially reasonable efforts to cause the Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable the Selling Holders to consummate the disposition of such Registrable Securities;

(k)provide a transfer agent and registrar for all Registrable Securities covered by such registration statement not later than the Effective Date; and

(l)if reasonably requested by a Selling Holder, (i) incorporate in a prospectus supplement or post-effective amendment such information as such Selling Holder reasonably requests to be included therein relating to the sale and distribution of Registrable Securities by such Selling Holder, including information with respect to the number of Registrable Securities being offered or sold, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering; and (ii) make all required filings of such prospectus supplement or post-effective amendment after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment.

Each Selling Holder, upon receipt of notice from the Company of the happening of any event of the kind described in subsection (e) of this Section 2.3, shall forthwith discontinue disposition of the Registrable Securities until such Selling Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by subsection (e) of this Section 2.3 or until it is advised in writing by the Company that the use of the prospectus may be resumed, and has received copies of any additional or supplemental filings incorporated by reference in the prospectus, and, if so directed by the Company, such Selling Holder will deliver to the Company (at the Company’s expense) all copies in its possession or control, other than permanent file copies then in such Selling Holder’s possession, of the prospectus and any prospectus supplement covering such Registrable Securities current at the time of receipt of such notice.

Section 2.4Cooperation by Holders.  The Company shall have no obligation to include Registrable Securities of a Holder in the Shelf Registration Statement or in an Underwritten Offering under Article II of this Agreement if such Selling Holder has failed to timely furnish such information which, in the opinion of counsel to the Company, is reasonably required in order for the registration statement or prospectus supplement, as applicable, to comply with the Securities Act.

Section 2.5Restrictions on Public Sale by Holders of Registrable Securities.  Regardless of whether a Holder elects to include shares of Common Stock that constitute Registrable Securities in an Underwritten Offering, each Holder of Registrable Securities hereby agrees that it shall not, to the extent requested by the Company or an underwriter of securities of the Company, directly or indirectly sell, offer to sell (including any short sale or hedging or similar transaction with the same economic effect as a sale), grant any option or otherwise transfer or dispose of any Registrable Securities or other securities of the Company or any securities convertible into or exchangeable or exercisable for Common Stock of the Company then owned by such Holder during the period beginning 14 days prior to the expected date of “pricing” of such offering and continuing for a period not to exceed 90 days following the effective date of a registration statement for an Underwritten Offering or the date of a prospectus supplement filed with the Commission with respect to the pricing of an Underwritten Offering, other than the sale or distribution of shares of Common Stock that constitute Registrable Securities in such Underwritten Offering; provided, however, that such period shall in no event be greater than that which applies to executive officers and directors of the Company.  In order to enforce the foregoing covenant, the Company shall have the right to impose stop transfer instructions with respect to the Registrable Securities and such other securities of each Holder (and the securities of every other Person subject to the foregoing restriction) until the end of such period.

Section 2.6Expenses.

(a)Certain Definitions.  “Registration Expenses” means all expenses incident to the Company’s performance under or compliance with this Agreement to effect the registration of Registrable Securities in a Shelf Registration Statement pursuant to Section 2.1 or a Piggyback Registration pursuant to Section 2.2, and the disposition of such securities, including, without limitation, all registration, filing, securities exchange listing and NASDAQ fees, all registration, filing, qualification and other fees and expenses of complying with securities or blue sky laws, fees of the Financial Industry Regulatory Authority, including, transfer taxes and fees of transfer agents and registrars, all word processing, duplicating and printing expenses, the fees and disbursements of counsel and independent public accountants for the Company, including the expenses of any special audits or “cold comfort” letters required by or incident to such performance and compliance.  Except as otherwise provided in Section 2.7, the Company shall not be responsible for legal fees incurred by Holders in connection with the exercise of such Holders’ rights hereunder.  In addition, the Company shall not be responsible for any “Selling Expenses,” which means all underwriting fees, discounts and selling commissions and transfer taxes allocable to the sale of the Registrable Securities.

(b)Expenses.  The Company will pay all reasonable Registration Expenses in connection with a Shelf Registration Statement or a Piggyback Registration, whether or not any sale is made pursuant to such Shelf Registration Statement or Piggyback Registration.  Each Selling Holder shall pay all Selling Expenses in connection with any sale of its Registrable Securities hereunder.

Section 2.7Indemnification.

(a)By the Company.  In the event of a registration of any Registrable Securities under the Securities Act pursuant to this Agreement, the Company will indemnify and hold harmless each Selling Holder thereunder, its directors, officers, employees, agents and managers, and each Person, if any, who controls such Selling Holder within the meaning of the Securities Act and the Exchange Act, and its directors, officers, employees, agents and managers, against any losses, claims, damages, expenses or liabilities (including reasonable attorneys’ fees and expenses) (collectively, “Losses”), joint or several, to which such Selling Holder or controlling Person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such Losses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact (in the case of any prospectus, in light of the circumstances under which such statement is made) contained in the Shelf Registration Statement or any other registration statement contemplated by this Agreement, any preliminary prospectus or final prospectus contained therein, or any free writing prospectus related thereto, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in light of the circumstances under which they were made) not misleading, and will reimburse each such Selling Holder, its directors and officers and each such controlling Person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Loss or actions or proceedings; provided, however, that the Company will not be liable in any such case if and to the extent that any such Loss arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by such Selling Holder or such controlling Person in writing expressly for inclusion in the Shelf Registration Statement or such other registration statement, or prospectus supplement, as applicable.

(b)By Each Selling Holder.  Each Selling Holder agrees to, severally and not jointly, indemnify and hold harmless the Company, its directors, officers, employees and agents and each Person, if any, who controls the Company within the meaning of the Securities Act or of the Exchange Act to the same extent as the foregoing indemnity from the Company to the Selling Holders, but only with respect to information regarding such Selling Holder furnished in writing by or on behalf of such Selling Holder expressly for inclusion in the Shelf Registration Statement or prospectus supplement relating to the Registrable Securities, or any amendment or supplement thereto.

(c)Notice.  Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party other than under this Section 2.7(c) except to the extent that the indemnifying party is materially prejudiced by such failure.  In any action brought against any indemnified party, it shall notify the indemnifying party of the commencement thereof.  The indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel reasonably satisfactory to such indemnified party and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 2.7(c) for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected; provided, however, that, (i) if the indemnifying party has failed to assume the defense and employ counsel or (ii) if the defendants in any such action include both the indemnified party and the indemnifying party and counsel to the indemnified party shall have concluded that there may be reasonable defenses available to the indemnified party that are different from or additional to those available to the indemnifying party, or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, then the indemnified party shall have the right to select a separate counsel and to assume such legal defense and otherwise to participate in the defense of such action, with the reasonable expenses and fees of such separate counsel and other reasonable expenses related to such participation to be reimbursed by the indemnifying party as incurred.  Notwithstanding any other provision of this Agreement, the indemnifying party shall not settle any indemnified claim without the consent of the indemnified party, unless the settlement thereof imposes no liability or obligation on, includes a complete release from liability of, and does not contain any admission of wrong doing by, the indemnified party.

(d)Contribution.  If the indemnification provided for in this Section 2.7 is held by a court or government agency of competent jurisdiction to be unavailable to the Company or any Selling Holder or is insufficient to hold them harmless in respect of any Losses, then each such indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and of such Selling Holder on the other in connection with the statements or omissions which resulted in such Losses, as well as any other relevant equitable considerations.  The relative fault of the Company on the one hand and each Selling Holder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact has been made by, or relates to, information supplied by such party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The parties hereto agree that it would not be just and equitable if contributions pursuant to this paragraph were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the first sentence of this paragraph.  The amount paid by an indemnified party as a result of the Losses referred to in the first sentence of this paragraph shall be deemed to include any legal and other expenses reasonably incurred by such indemnified party in connection with investigating or defending any Loss which is the subject of this paragraph.  No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who is not guilty of such fraudulent misrepresentation.

(e)Other Indemnification.  The provisions of this Section 2.7 shall be in addition to any other rights to indemnification or contribution which an indemnified party may have pursuant to law, equity, contract or otherwise.

Section 2.8Transfer or Assignment of Registration Rights.  The rights to cause the Company to register Registrable Securities granted to the Sellers by the Company under this Article II may be transferred or assigned by each Seller only to one or more transferee(s) or assignee(s) of such Registrable Securities who are (a) Affiliates of such Seller and, (b) in the case of MS Incentive Plan Holdco, LLC, to participants in that certain MS Incentive Plan Holdco, LLC Transaction Incentive Plan (any Person that becomes a Holder as an assignee described in this clause (b) that is not otherwise a Seller or an Affiliate of a Seller, an “Incentive Plan Assignee”).  The Company shall be given written notice prior to any said transfer or assignment, stating the name and address of each such transferee and identifying the securities with respect to which such registration rights are being transferred or assigned, and each such transferee shall assume in writing responsibility for its obligations of such Seller under this Agreement.

Section 2.9Aggregation of Registrable Securities.  All Registrable Securities held or acquired by Persons who are Affiliates of one another shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

Article III
MISCELLANEOUS

Section 3.1Communications.  All notices and demands provided for hereunder shall be in writing and shall be given by registered or certified mail, return receipt requested, e-mail, air courier guaranteeing overnight delivery or personal delivery to the following addresses:

(a)If to a Seller, to such address indicated on Schedule A attached hereto.

with a copy (which shall not constitute notice) to:

Vinson & Elkins LLP
1001 Fannin Street
Suite 2500
Houston, Texas 77002
Attention: W. Matthew Strock
E-mail:  mstrock@velaw.com

(b)If to the Company:

Patterson-UTI Energy, Inc.
10713 W. Sam Houston Pkwy N, Suite 800
Houston, Texas 77064
Attention: General Counsel
E-mail:  legalnotice@patenergy.com

with a copy (which shall not constitute notice) to:

Gibson, Dunn & Crutcher LLP
1221 McKinney Street, 37th Floor
Houston, Texas 77010-2046
Attention: Tull R. Florey
E-mail: tflorey@gibsondunn.com

or, if to a transferee of a Seller, to the transferee at the address provided pursuant to Section 2.8. All notices and communications shall be deemed to have been duly given:  at the time delivered by hand, if personally delivered; upon actual receipt if sent by certified or registered mail, return receipt requested, or regular mail, if mailed; upon actual receipt if sent via e-mail; and upon actual receipt when delivered to an air courier guaranteeing overnight delivery.

Section 3.2Successors and Assigns.  This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including subsequent Holders of Registrable Securities to the extent permitted herein.

Section 3.3Assignment of Rights.  All or any portion of the rights and obligations of any Seller under this Agreement may be transferred or assigned by such Seller in accordance with Section 2.8.

Section 3.4Recapitalization (Exchanges, etc. Affecting the Common Stock).  The provisions of this Agreement shall apply to the full extent set forth herein with respect to any and all shares of capital stock of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for or in substitution of, the Registrable Securities, and shall be appropriately adjusted for combinations, recapitalizations and the like occurring after the date of this Agreement.

Section 3.5Enforcement.  The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.  Accordingly, each of the parties shall be entitled to specific performance of the terms hereof, including an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any Texas state or federal court sitting in Harris County, Texas (or, if such court lacks subject matter jurisdiction, in any appropriate Texas state or federal court), this being in addition to any other remedy to which such party is entitled at law or in equity.  Each of the parties hereby further waives (a) any defense in any action for specific performance that a remedy at law would be adequate and (b) any requirement under any law to post security as a prerequisite to obtaining equitable relief.

Section 3.6Counterparts.  This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party.

Section 3.7Governing Law, Submission to Jurisdiction.  This Agreement and all disputes or controversies arising out of or relating to this Agreement or the transactions contemplated hereby shall be governed by, and construed in accordance with, the internal laws of the State of Texas, without regard to the laws of any other jurisdiction that might be applied because of the conflicts of laws principles of the State of Texas.  Each of the parties irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement brought by any party or its successors or assigns against the other party shall be brought and determined any Texas state or federal court sitting in Harris County, Texas (or, if such court lacks subject matter jurisdiction, in any appropriate Texas state or federal court), and each of the parties hereby irrevocably submits to the exclusive jurisdiction of the aforesaid courts for itself and with respect to its property, generally and unconditionally, with regard to any such action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.  Each of the parties agrees not to commence any action, suit or proceeding relating thereto except in the courts described above in Texas, other than actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in Texas as described herein.  Each of the parties further agrees that notice as provided herein shall constitute sufficient service of process and the parties further waive any argument that such service is insufficient.  Each of the parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, (a) any claim that it is not personally subject to the jurisdiction of the courts in Texas as described herein for any reason, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

Section 3.8Waiver of Jury Trial.  EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 3.9Severability of Provisions.  Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable Law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

Section 3.10Entire Agreement.  This Agreement and the Purchase Agreement constitute the entire agreement, and supersede all prior written agreements, arrangements, communications and understandings and all prior and contemporaneous oral agreements, arrangements, communications and understandings between the parties with respect to the subject matter hereof and thereof.

Section 3.11Amendment.  This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing specifically designated as an amendment hereto, signed on behalf of the Company and a majority of Holders.

Section 3.12No Presumption Against the Drafting Party.  The Company and each of the Sellers acknowledges that each party to this Agreement has been represented by legal counsel in connection with this Agreement and the transactions contemplated by this Agreement.  Accordingly, any rule of law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the drafting party has no application and is expressly waived.

Section 3.13Interpretation.  When a reference is made in this Agreement to a Section or Article such reference shall be to a Section or Article of this Agreement unless otherwise indicated.  The table of contents and headings contained in this Agreement are for convenience or reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.  All words used in this Agreement will be construed to be of such gender or number as the circumstances require.  The word “including” and words of similar import when used in this Agreement will mean “including, without limitation,” unless otherwise specified.  The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to the Agreement as a whole and not to any particular provision in this Agreement.  The term “or” is not exclusive.  The word “will” shall be construed to have the same meaning and effect as the word “shall.”  References to days mean calendar days unless otherwise specified.

[Signature page follows.]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

PATTERSON-UTI ENERGY, INC.

By:	/s/ William Andrew Hendricks, Jr.
Name:	William Andrew Hendricks, Jr.
Title:	President and Chief Executive Officer

THE SELLERS:

/s/ Allen Neel
ALLEN NEEL

/s/ Paul Culbreth
PAUL CULBRETH

/s/ Ron Whitter
RON WHITTER

[Signature Page to Registration Rights Agreement]

MULTI-SHOT HOLDING CORPORATION

By:	/s/ Geer Blalock
Name:	Geer Blalock
Title:	Vice President

NGP MS HOLDINGS, LLC

By:	NGP X US HOLDINGS, L.P., its managing member

By:	NGP X HOLDINGS GP, L.L.C., its general partner

By:	/s/ Richard L. Covington
Name:	Richard L. Covington
Title:	Authorized Person

MS INCENTIVE PLAN HOLDCO, LLC

By:	/s/ Geer Blalock
Name:	Geer Blalock
Title:	Authorized Person

[Signature Page to Registration Rights Agreement]

Schedule A

The Sellers

Name	Address
Allen Neel	c/o Multi-Shot, LLC 3335 Pollok Drive Conroe, TX 77303
Paul Culbreth	c/o Multi-Shot, LLC 3335 Pollok Drive Conroe, TX 77303
Ron Whitter	c/o Multi-Shot, LLC 3335 Pollok Drive Conroe, TX 77303
Multi-Shot Holding Corporation	600 Travis Street, Suite 2310 Houston, TX 77002 Attn: Paul Winters
NGP MS Holdings, LLC	5221 N. O’Connor Blvd. Suite 1100 Irving, TX 75039 Attn: General Counsel
MS Incentive Plan Holdco, LLC	c/o Multi-Shot Holding Corporation 600 Travis Street, Suite 2310 Houston, TX 77002 Attn: Paul Winters c/o NGP MS Holdings, LLC 5221 N. O’Connor Blvd. Suite 1100 Irving, TX 75039 Attn: General Counsel

Schedule A